Exhibit 5

May 2, 2017

NRG Energy, Inc.

804 Carnegie Center

Princeton, NJ 08540

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) of NRG Energy, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,000,000 shares of common stock, par value $.01 per share, of the Company (the “LTIP Shares”), issuable under the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”) and 3,000,000 shares of common stock, par value $0.01 per share, of the Company (the “ESPP Shares”) issuable under the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”).

We have examined the Registration Statement and such records, certificates and documents as we have deemed necessary or appropriate for the purposes of this opinion.  In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.  As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

Based on and subject to the foregoing, it is our opinion that:

1.              the Company is validly existing and in good standing under the laws of the State of Delaware;

2.              the issuance of the LTIP Shares has been duly authorized and, when issued in accordance with the terms of the LTIP, the LTIP Shares will be duly and validly issued, fully paid and non-assessable; and

3.              the issuance of the ESPP Shares has been duly authorized and, when issued in accordance with the terms of the ESPP, the ESPP Shares will be duly and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ballard Spahr LLP